Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-269604, 333-267641 333-238965, 333-232595, 333-228335, 333-224886, 333-218080, 333-203728, 333-188002, 333-187998, 333-175696, 333-160377, 333-133963, 333-98841, and 333-258305) of Westwood Holdings Group, Inc., of our report dated March 13, 2023, relating to the consolidated financial statements which appears in the Annual Report to Shareholders, which appears in this Form 10-K.
/s/ BDO USA, LLP
Dallas, Texas
March 13, 2023